Exhibit 10.2

AMENDMENT NO. 1
to the
2021 STOCK INCENTIVE PLAN
of
ASHFORD HOSPITALITY TRUST, INC.

July 16, 2021

This Amendment No. 1 (this “Amendment”) to the 2021 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Company”) is hereby adopted by the Board of Directors of the Company (the “Board”), effective as of the date first referenced above.

WHEREAS, the 2021 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Plan”) was authorized and approved by the stockholders of the Company and adopted for and on behalf of the Company by the Board in May 2021;

WHEREAS, as of the date first set forth above, the Company has effectuated a 1-for-10 reverse stock split (the “Reverse Split”) of the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, pursuant to Article 1.2(b) of the Plan, in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company or other similar corporate transaction or event that affects the shares of Common Stock , a proportionate substitution or adjustment shall be made to (i) the Share Limit (as defined in the Plan)  or any other limit applicable under the Plan with respect to the number of awards which may be granted hereunder; (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the Plan; and (C) the terms of any outstanding award; and

WHEREAS, the Board wishes to amend the Plan to ratably adjust the Share Limit (as defined in the Plan) to reflect the Reverse Split.

NOW, THEREFORE, BE IT RESOLVED,

1.	Article 1.2(a) of the Plan is hereby amended to change the maximum number of shares of Common Stock (as defined in the Plan) that may be issued thereunder from 5,300,000 to 530,000.

2.	Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.

3.	This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.

4.	If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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